Exhibit 32.1
WRITTEN STATEMENT
PURSUANT TO
18 U.S.C. SECTION 1350
     The undersigned officers of Lions Gate Entertainment Corp. (the “Company”), pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, hereby certify that, to their knowledge:
     (i) the Form 10-Q of the Company (the “Report”) for the quarterly period ended September 30, 2009, fully complies with the requirements of Sections 13(a) and 15(d) of the Securities Exchange Act of 1934; and
     (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for the periods presented in this report.

/s/ Jon Feltheimer
Jon Feltheimer
Chief Executive Officer
Date: November 9, 2009

/s/ James Keegan
James Keegan
Chief Financial Officer
Date: November 9, 2009

82